UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 14, 2022

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Introduction

As previously reported on the Current Report on Form 8-K filed by TrueBlue, Inc. (the “Company”) on June 15, 2022, (the “Original Filing”), the Company’s Board of Directors (the “Board”) appointed Steven C. Cooper, then Chairman of the Board, to serve as the Company’s Chief Executive Officer, effective June 14, 2022. At the time of the Original Filing, Mr. Cooper’s compensation arrangements as Chief Executive Officer had not yet been determined. This amended Current Report on Form 8-K is being filed to provide the compensation information omitted from the Original Filing.

On July 8, 2022, the Company entered into three separate agreements with Mr. Cooper in connection with his appointment to the position of Chief Executive Officer: (1) an Executive Employment Agreement (the “Employment Agreement”), (2) a Change-in-Control Agreement (the “CIC Agreement”), and (3) a Non-Competition Agreement (the “Non-Competition Agreement”), all as summarized below. The following summary of the terms and conditions of these three agreements is not a complete discussion of the documents. Accordingly, the following is qualified in its entirety by reference to the full text of the three agreements, filed herewith. The Compensation Committee of the Board believes the compensation arrangements entered into with Mr. Cooper appropriately recognize Mr. Cooper’s high level of experience and his willingness to resume the role as the Company’s Chief Executive Officer after having retired from the position in 2018.

Employment Agreement

The Employment Agreement and Offer Letter attached as Exhibit A thereto provide for Mr. Cooper’s compensation as follows:
•A base salary of $1,000,000 annually,
•A target annual bonus opportunity for 2022 equal to 150% of base salary, prorated from the effective date of his appointment as Chief Executive Officer,
•A signing bonus of $250,000,
•An award of restricted stock units for 2022 with a value equal to $3,500,000 as of the date of grant (the “Initial RSUs”), and
•Health and wellness benefits offered to all regular employees of the Company.

The Initial RSUs will be granted effective on August 1, 2022. Subject to Mr. Cooper’s continued employment with the Company, the Initial RSUs will cliff vest on the earlier of (i) the third anniversary date of the grant, or (ii) the appointment of a new, Board approved Chief Executive Officer, if Mr. Cooper provides the Board with at least 120 calendar days’ advanced written notice of his intent to terminate employment and/or retire; however, if the appointment of a new, board approved Chief Executive Officer occurs before the first anniversary of the date of grant, only one-third of the Initial RSUs will vest and the remaining two-thirds of the Initial RSUs will be forfeited.

The Employment Agreement does not provide for any specific or minimum term or duration, and Mr. Cooper’s employment is terminable at will. The Employment Agreement provides that, as a continuation of Mr. Cooper’s benefits of continued healthcare as set forth in his prior employment contract with the Company, dated October 21, 2015, if Mr. Cooper’s employment with the Company ends, he may elect to continue group health plan coverage for himself and his family under COBRA until the later of (i) the date Mr. Cooper and his spouse have both reached age 65, or (ii) the date Mr. Cooper and his spouse are both eligible for Medicare, so long as Mr. Cooper remits to the Company the same premiums for coverage as an active employee under the Company’s group health plan.

If the Company terminates Mr. Cooper’s employment without Cause or if Mr. Cooper terminates his employment with Good Reason, (as those terms are defined in the Employment Agreement and other than under circumstances covered by the CIC Agreement), subject to certain conditions (including a requirement that Mr. Cooper provide a release of claims and comply with post-employment covenants in the Non-Competition Agreement), Mr. Cooper will receive the following severance payments (in addition to certain accrued, unpaid obligations):
•Cash Severance: Separation payments for eighteen (18) months from the termination date at a rate equal to his base monthly salary at the time of termination.
•Pro Rata Annual Bonus: A bonus for the year of termination, pro-rated for the portion of the year worked and subject to actual performance results.

•Equity Vesting: Equity vesting acceleration as follows: (i) excluding the Initial RSUs, all of his unvested equity awards that are scheduled to vest based solely on his continued employment within eighteen (18) months following such termination will become fully vested, and (ii) all of his unvested equity awards scheduled to vest based upon attainment of specified performance goals shall vest after the end of the applicable performance period based on actual performance results, prorated for the portion of the performance period employed (for which purpose Mr. Cooper will be deemed to have continued employment for a period of eighteen (18) months following termination).

The Employment Agreement also provides for certain benefits in the event of an Approved Retirement (as defined in the Employment Agreement), in which event Mr. Cooper will receive the following:
•Equity Vesting: Equity vesting acceleration as follows: (i) excluding the Initial RSUs, all of his unvested equity awards that are scheduled to vest based solely on his continued employment within eighteen (18) months following such termination will become fully vested, and (ii) all of his unvested equity awards scheduled to vest based upon attainment of specified performance goals shall vest after the end of the applicable performance period based on actual performance results, prorated for the portion of the performance period employed (for which purpose Mr. Cooper will be deemed to have continued employment for a period of eighteen (18) months following termination).

Change in Control Agreement

The Company entered into a CIC Agreement with Mr. Cooper substantially similar to the agreement entered into with other Company executives. The CIC Agreement provides that, in the event Mr. Cooper’s employment is terminated by the Company without Cause (as defined in the CIC Agreement) or Mr. Cooper terminates his employment for Good Reason (as defined in the CIC Agreement) during the three years following a Change in Control (as defined in the CIC Agreement) of the Company, Mr. Cooper will be entitled to (in addition to certain accrued, unpaid obligations): (1) an amount equal to two times the sum of (i) his annual base salary plus (ii) the average of the annual incentive or bonus paid to Mr. Cooper during the two years immediately prior to the Change in Control and (2) continued welfare benefits for a period of up to 18 months, and (3) full acceleration of vesting as of the date of termination for all stock options, restricted stock and any other equity awards.

Non-Competition Agreement

The Non-Competition Agreement provides protections to the Company after Mr. Cooper’s employment with the Company ends. The Non-Competition Agreement prohibits Mr. Cooper from providing services to a conflicting organization (as defined in the Non-Competition Agreement) for 12 months after a termination from the Company, and further prohibits him from soliciting customers or employees of the Company for 24 months after a termination from the Company.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description	Filed Herewith
10.1	Executive Employment Agreement between TrueBlue, Inc. and Steven Cooper, effective July 8, 2022	X
10.2	Change-in-Control Agreement between TrueBlue, Inc. and Steven Cooper, effective July 8, 2022	X
10.3	Non-Competition Agreement between TrueBlue, Inc. and Steven Cooper, effective July 8, 2022	X
104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	July 14, 2022	By:	/s/ Garrett R. Ferencz
Garrett R. Ferencz
Executive Vice President, Chief Legal Officer